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                                                                   Exhibit 10.30

                 FORM OF 100% QUOTA SHARE RETROCESSION AGREEMENT
                                  (TRADITIONAL)

                                 BY AND BETWEEN

                       ST PAUL REINSURANCE COMPANY LIMITED

                                  (RETROCEDANT)

                                       and

                     PLATINUM UNDERWRITERS REINSURANCE INC.

                               (RETROCESSIONAIRE)

                            DATED AS OF________, 2002

THIS QUOTA SHARE RETROCESSION AGREEMENT (this "AGREEMENT"), effective as of 12:01 a.m. London time on the later of the Business Day (such term and all other capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Formation and Separation Agreement, as defined below) following the Closing or July 1, 2002 (the "EFFECTIVE TIME" and such date the "EFFECTIVE DATE"), is made by and between ST PAUL REINSURANCE COMPANY LIMITED, a United Kingdom domiciled insurance company ("RETROCEDANT"), and PLATINUM UNDERWRITERS REINSURANCE INC. (formerly known as USF&G Family Insurance Company), a Maryland domiciled stock insurance company ("RETROCESSIONAIRE").

WHEREAS, pursuant to a Formation and Separation Agreement dated as of [ ], 2002 (the "FORMATION AND SEPARATION AGREEMENT") between Platinum Underwriters Holdings, Ltd. ("PLATINUM HOLDINGS"), the ultimate parent of Retrocessionaire, and The St. Paul Companies, Inc. ("THE ST. PAUL"), the ultimate parent of Retrocedant, The St. Paul agreed to cause its insurance subsidiaries to cede specified liabilities under certain reinsurance contracts of The St. Paul's insurance subsidiaries, and Platinum Holdings agreed to cause its insurance subsidiaries to reinsure such liabilities; and

WHEREAS, Retrocedant has agreed to retrocede to Retrocessionaire, and Retrocessionaire has agreed to assume by indemnity reinsurance, as of the Effective Time, a one hundred percent (100%) quota share of the liabilities arising pursuant to the Reinsurance Contracts (as defined hereunder), subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises and upon the terms and conditions set forth herein, the parties hereto agree as follows:

1.    BUSINESS COVERED; EXCLUSIONS

      Retrocedant hereby obligates itself to retrocede to Retrocessionaire and Retrocessionaire hereby obligates itself to accept, pursuant to the terms of this

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      Agreement, a one hundred percent (100%) quota share of any and all liabilities incurred by Retrocedant on or after January 1, 2002 but not yet paid as of the Effective Time, under all reinsurance and retrocession contracts that:

      (i) are underwritten by or on behalf of Retrocedant, incept on or after January 1, 2002 and belong to the classes specified in Exhibit A-1 hereto (solely for the convenience of the parties, Exhibit A-2 hereto sets forth a list of such Reinsurance Contracts); or

      (ii) are new or renewal contracts entered into by Retrocedant pursuant to Clause 4.1 of Part B of the UK Underwriting Agency and Underwriting Management Agreement (the "Agency Agreement") between Retrocedant and Platinum Re (UK) Limited of even date herewith,

      (each, a "REINSURANCE CONTRACT"), but excluding reinsurance contracts entered into otherwise than pursuant to Clause 4.1 of Part B of the Agency Agreement belonging to the classes specified in Exhibit B-1 hereto (the "EXCLUDED CONTRACTS"), (solely for the convenience of the parties, Exhibit B-2 hereto sets forth a list of such reinsurance contracts) it being understood that any reinsurance contract not meeting the criteria set forth in Exhibit A-1 (other than a Reinsurance Contract entered into pursuant to Clause 4.1 of Part B of the Agency Agreement) shall be deemed to be an Excluded Contract for the purposes of this Agreement unless otherwise agreed to by the parties and provided that, for the avoidance of doubt, Retrocedant shall not retrocede, and Retrocessionaire shall not accept, any liability incurred by Retrocedant under reinsurance and retrocession contracts to the extent that they are entered into or renewed after the authorisation of Platinum Re UK Limited under Part IV of the Financial Services and Markets Act 2000 of the United Kingdom to carry on reinsurance business in the United Kingdom. No retrocession shall attach with respect to any contracts of reinsurance of any kind or type whatsoever issued and/or assumed by Retrocedant, other than the Reinsurance Contracts.

2.    TERM

      This Agreement shall be continuous as to the Reinsurance Contracts. Except as mutually agreed in writing by the Retrocedant and the Retrocessionaire, this Agreement shall remain continuously in force until all Reinsurance Contracts are terminated, expired, cancelled or commuted.

3.    COVERAGE

3.1   SECTION A (RETROSPECTIVE) COVERAGE PERIOD.

      The Section A (Retrospective) Coverage Period will be the period from and including January 1, 2002 to but not including the Effective Time.

3.2   SECTION B (PROSPECTIVE) COVERAGE PERIOD.

      The Section B (Prospective) Coverage Period will be the period from and including the Effective Time through the commutation, expiration or final settlement of all

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      liabilities under any of the Reinsurance Contracts referred to in sub-paragraph (i) of Clause 1.

4.    PREMIUMS AND ADDITIONAL CONSIDERATION

4.1   SECTION A (RETROSPECTIVE) COVERAGE PERIOD -- PREMIUMS.

      (A) On the Effective Date, in respect of the Section A (Retrospective) Coverage Period, Retrocedant shall pay to the account of Retrocessionaire an amount (the "INITIAL SECTION A PREMIUM") equal to one hundred percent (100%) of the carrying value on the books of the Retrocedant as of June 30, 2002, of the aggregate of all loss and loss adjustment expense and ceding commission reserves relating to the Reinsurance Contracts, determined in accordance with statutory accounting principles on a basis consistent in all material respects with the methods, principles, practices and policies employed in the preparation and presentation of Retrocedant's annual statutory financial statement as of 31st December, 2001 as filed with the Financial Services Authority and as submitted to The St. Paul, and subject to the adjustments as set forth on Exhibit C hereto (the "LOSS RESERVE ADJUSTMENTS"), as applicable.

      (B) As soon as reasonably practicable, but in no event later than [90] days following the Effective Date, Retrocedant shall prepare and deliver to Retrocessionaire an accounting, including the calculation of all Loss Reserve Adjustments as provided for herein (the "PROPOSED LOSS RESERVE ACCOUNTING") of all loss and loss adjustment expense reserves and ceding commission reserves relating to the Reinsurance Contracts, as of the Effective Date, determined in accordance with statutory accounting principles on a basis consistent in all material respects with the methods, principles, practices and policies employed in the preparation and presentation of Retrocedant's annual statutory financial statement as of 31st December, 2001 as filed with the Financial Services Authority and as submitted to The St. Paul, adjusted to reflect the Loss Reserve Adjustments, as applicable (the "FINAL SECTION A PREMIUM"). In the event the Final Section A Premium is greater than the Initial Section A Premium, Retrocedant shall promptly pay to the account of Retrocessionaire the difference plus interest on such amount at the Applicable Rate (as defined below) from and including the Effective Date to and including the date of such payment. In the event the Initial Section A Premium is greater than the Final Section A Premium, Retrocessionaire shall promptly repay to the account of Retrocedant the difference (as an adjustment to the amount payable pursuant to Section 4.1(A) above) plus interest on such amount at the Applicable Rate from and including the Effective Date to and including the date of such payment.

      (C) In the event that a reinsurance contract is not included in one of the classes set forth in Exhibit A-1, but is deemed to be a Reinsurance Contract by the mutual agreement of the parties, the parties shall determine whether the Final Section A Premium reflected one hundred percent of the associated reserves with respect to such Reinsurance Contract as of the Effective Date. If the

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           Final Section A Premium did not so reflect such associated reserves with respect to such Reinsurance Contract as of the Effective Date, Retrocedant shall promptly pay to the account of Retrocessionaire an amount equal to the amount that should have been included in the Final Section A Premium, as determined pursuant to paragraph (B) of this Section 4.1, less any amounts paid by Retrocedant on or after the Effective Date pursuant to such Reinsurance Contract relating to such reserves, plus interest on such amount at the Applicable Rate calculated from and including the Effective Date to and including the date of such payment to Retrocessionaire.

4.2   SECTION B (PROSPECTIVE) COVERAGE PERIOD -- PREMIUMS.

      (A) On the Effective Date, in respect of the Section B (Prospective) Coverage Period, Retrocedant shall transfer to Retrocessionaire an amount (the "INITIAL SECTION B PREMIUM") equal to the carrying value on the books of Retrocedant as of June 30, 2002, of one hundred percent (100%) of the unearned premium reserves relating to the Reinsurance Contracts, determined in accordance with statutory accounting principles on a basis consistent in all material respects with the methods, principles, practices and policies employed in the preparation and presentation of Retrocedant's annual statutory financial statement as of 31st December, 2001 as filed with the Financial Services Authority and as submitted to The St. Paul, less the applicable Ceding Commission, as defined below, and with respect to all Reinsurance Contracts, one hundred percent (100%) of all gross premiums written on or after the Effective Time, net of premium returns, allowances and cancellations and less any applicable Ceding Commission. [NOTE: WOULD IT BE BETTER TO PUT THE LAST 3 1/2LINES IN A SEPARATE CLAUSE, SINCE IT DOES NOT RELATE TO THE CALCULATION AS AT 30TH JUNE 2002?]

      (B) As soon as reasonably practicable, but in no event later than [90] days following the Effective Date, Retrocedant shall prepare and deliver to Retrocessionaire an accounting (the "PROPOSED PREMIUM RESERVE ACCOUNTING", together with the Proposed Loss Reserve Accounting, the "PROPOSED ACCOUNTING") of all unearned premium reserves relating to the Reinsurance Contracts, as of the Effective Date, determined in accordance with statutory accounting principles on a basis consistent in all material respects with the methods, principles, practices and policies employed in the preparation and presentation of Retrocedant's annual statutory financial statement as of 31st December, 2001 as filed with the Financial Services Authority and as submitted to The St. Paul, relating to the Reinsurance Contracts, net of the applicable Ceding Commission (the "FINAL SECTION B PREMIUM"). In the event the Final Section B Premium is greater than the Initial Section B Premium, Retrocedant shall promptly pay to the account of Retrocessionaire the difference plus interest on such amount at the Applicable Rate from and including the Effective Date to and including the date of such payment. In the event the Initial Section B Premium is greater than the Final Section B Premium, Retrocessionaire shall promptly repay to the account of Retrocedant the difference (as an adjustment to the amount payable pursuant to Section 4.2(A) above) plus interest on such amount at

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           the Applicable Rate from and including the Effective Date to and including the date of such payment.

      (C) Notwithstanding the foregoing, the parties agree that all gross estimated premiums written prior to the Effective Date and earned but not yet billed ("EBUB", and also referred to as "ESTIMATED PREMIUMS RECEIVABLE" or "EBNR") as of the Effective Time and relating to the Reinsurance Contracts, as determined on or before ______, 2002, in accordance with Retrocedant's customary practices and procedures and as submitted to The St. Paul, shall be allocated to Retrocedant. All payments received after the Effective Time by Retrocedant or Retrocessionaire in respect of EBUB as of the Effective Time shall be retained by Retrocedant or held on trust for and paid by Retrocessionaire to or to the order of Retrocedant, and all rights to collect such amounts shall be retained by or transferred to Retrocedant. Any changes made on or after the Effective Time as to the amount of EBUB as of the Effective Time shall be for the account of Retrocessionaire and shall not affect the amount retained by Retrocedant. The parties agree that as of the first anniversary of the date hereof, Retrocessionaire shall pay to Retrocedant the difference, if any, between the amount of EBUB as of the Effective Time and the aggregate amount paid to and/or retained by Retrocedant prior to that date with respect to EBUB as of the Effective Time. All amounts, if any, in respect of EBUB which are in excess of EBUB as of the Effective Time, calculated pursuant to the first sentence of this
           Section 4.2(C), shall be for the account of Retrocessionaire and no such amounts shall be retained by or payable to Retrocedant.

4.3   DISPUTE RESOLUTION.

      (A) After receipt of the Proposed Accounting, together with the work papers used in preparation thereof, Retrocessionaire shall have 30 days (the "REVIEW PERIOD") to review such Proposed Accounting. Unless Retrocessionaire delivers written notice to Retrocedant on or prior to the 30th day of the Review Period stating that it has material objections thereto, Retrocessionaire shall be deemed to have accepted and agreed to the Proposed Accounting. Retrocessionaire shall not object to any method, principle, practice or policy employed in the preparation of the Proposed Accounting if such method, principle, practice or policy is consistent in all material respects with that employed in the preparation and presentation of Retrocedant's statutory annual financial statement as of 31st December, 2001, as filed with the Financial Services Authority and as submitted to The St. Paul. If Retrocessionaire so notifies Retrocedant of its material objections to the Proposed Accounting, the parties shall in good faith attempt to resolve, within 30 days (or such longer period as the parties may agree) following such notice (the "RESOLUTION PERIOD"), their differences with respect to such material objections and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

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      (B)  Any amount remaining in dispute at the conclusion of the Resolution
           Period ("UNRESOLVED CHANGES") shall be submitted to arbitration in accordance with Clause 15 of this Agreement.

      (C) Once the Proposed Accounting has been finalised in accordance with the above process, the Final Section A Premium and the Final Section B Premium amounts shall be as set forth in the Proposed Accounting, as determined by the Arbiters, if applicable. In the event the sum of such amounts is greater than the amount paid by Retrocedant to Retrocessionaire on the Effective Date, Retrocedant shall promptly pay to the account of Retrocessionaire the difference plus interest on such amount at the Applicable Rate from and including the Effective Date to and including the date of such payment. In the event the aggregate of such amounts is lower than the amount paid by Retrocedant to Retrocessionaire on the Effective Date, Retrocessionaire shall promptly repay to the account of Retrocedant the difference (as an adjustment to the amount payable pursuant to Section 4.1(A) and/or 4.2(A) above, as applicable) plus interest on such amount at the Applicable Rate from the Effective Date to the date of such payment.

5.    CEDING COMMISSION

      With respect to the Reinsurance Contracts, Retrocessionaire shall pay the Retrocedant a ceding commission (the "CEDING COMMISSION") with respect to the Section B (Prospective) Coverage Period, and such Ceding Commission shall equal one hundred per cent. (100%) of the actual expenses incurred in writing each Reinsurance Contract, including actual ceding commissions and brokerage paid, as determined in accordance with Retrocedant's customary practices and procedures and as submitted to The St. Paul, all as allocable pro rata to periods from and after the Effective Time.

6.    ORIGINAL CONDITIONS

      All retrocessions assumed under this Agreement shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations, as the respective Reinsurance Contracts.

7.    INURING RETROCESSIONS

7.1   ALLOCATION TO RETROCESSIONAIRE

      Retrocedant agrees that the retrocession contracts purchased from third party retrocessionaires ("THIRD PARTY RETROCESSIONAIRES") by or on behalf of Retrocedant prior to the Effective Time that are listed on Exhibit D hereto (as such Exhibit may be amended from time to time by agreement between the parties) or that are entered into after the date hereof and relate to the Reinsurance Contracts shall inure to the benefit of Retrocessionaire to the extent of liabilities covered under this Agreement ("INURING RETROCESSIONS"), subject to the agreed allocations in Exhibits E, F and G.

7.2   TRANSFER

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      [Retrocedant and Retrocessionaire shall use their respective commercially reasonable efforts to obtain the consent of Third Party Retrocessionaires under the Inuring Retrocessions to include Retrocessionaire as a direct reinsured with respect to the Reinsurance Contracts.]

      [IF NOT OBTAINED AT SIGNING, FURTHER AMENDMENTS WOULD BE NECESSARY. WE CAN PROVIDE DRAFTING IF THIS WOULD BE HELPFUL.]

7.3   INURING RETROCESSIONS CLAIMS

      (A) Each of the parties agrees to transfer to the other party all recoveries or any portion thereof that such party receives on or after the Effective Time pursuant to the Inuring Retrocessions which are allocated to the other party, in the manner set forth in Exhibit E hereto, provided that each party shall be entitled to set off any obligation to account for any such recovery to the other party against any obligation arising under this Agreement owed by the other party to the party so obliged to account. Retrocedant shall use its commercially reasonable efforts to collect any recoveries due to Retrocessionaire under the Inuring Retrocessions that indemnify Retrocedant for losses or expenses payable or return of premium allocable to Retrocessionaire and, subject to any right of set-off which may have arisen under the foregoing provisions of this clause, hold them on trust for, and pay them to or to the order of, Retrocessionaire. The parties agree that Retrocessionaire's obligations to make payments pursuant to the Inuring Retrocessions or to reimburse Retrocedant pursuant to this Agreement shall not be waived by non-receipt of any such amounts. Retrocessionaire shall reimburse Retrocedant for one hundred percent (100%) of any expenses reasonably incurred by Retrocedant in attempting to make such collection, including all allocated expenses, as determined in accordance with Retrocedant's customary practices and procedures. Retrocessionaire shall have the right to associate with Retrocedant, at Retrocessionaire's own expense, in any actions brought by Retrocedant to make such collections.

      (B) In the event claims of Retrocedant and Retrocessionaire aggregate in excess of the applicable limit under an Inuring Retrocession, all limits applicable to either Retrocedant or Retrocessionaire shall be allocated between Retrocedant and Retrocessionaire in the manner set forth in Exhibit G hereto.

7.4   INITIAL CONSIDERATION

      On the Effective Date, Retrocessionaire shall reimburse Retrocedant for one hundred percent (100%) of any and all unearned premiums paid by Retrocedant under such Inuring Retrocessions net of any applicable unearned ceding commissions paid to Retrocedant thereunder.

7.5   ADDITIONAL CONSIDERATION

      Retrocessionaire agrees to pay [directly to Third Party Retrocessionaires] under the Inuring Retrocessions all future premiums Retrocedant is obligated to pay pursuant to

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      the terms of the Inuring Retrocessions to the extent that such premiums are allocable to Retrocessionaire [in the manner set forth in Exhibit F hereto] [in a manner consistent with Retrocedant's current practice], and to indemnify Retrocedant for all such premiums paid directly by Retrocedant, net of any ceding commissions and similar amounts paid by Third Party Retrocessionaires to Retrocedant.

7.6   TERMINATION OR COMMUTATION OF INURING RETROCESSIONS

      To the extent that any Inuring Retrocessions provide coverage for both Reinsurance Contracts and business not covered under this Agreement, neither party shall take any action or fail to take any action that would reasonably result in the termination or commutation of any Inuring Retrocession, without the prior written consent of the other party, such consent not to be unreasonably withheld.

8.    LOSS AND LOSS EXPENSE; SALVAGE AND SUBROGATION; FOLLOW THE FORTUNES

8.1 Retrocessionaire shall be liable for one hundred percent (100%) of all future loss, loss adjustment expenses, incurred but not reported losses and other payment obligations that arise under the Reinsurance Contracts on and after January 1, 2002 and are payable as of or after the Effective Time, and shall reimburse Retrocedant for any losses, loss adjustment expenses and other payment obligations paid by Retrocedant following the Effective Time in respect of the Reinsurance Contracts, net of any recoveries received by Retrocedant with respect thereto, including recoveries under Inuring Retrocessions. Retrocessionaire shall have the right to all salvage and subrogation on the account of claims and settlements with respect to the Reinsurance Contracts.

8.2 In the event of a claim under a Reinsurance Contract, the Retrocedant will assess the validity of the claim and make a determination as to payment, consistent with the claims handling guidelines previously provided to Retrocedant in writing by Retrocessionaire and Retrocessionaire may exercise its rights under Section 10.1 in respect thereof. Retrocedant shall provide prompt notice of any claim in excess of $500,000 to Retrocessionaire. All payments made by Retrocedant, whether under strict contract terms or by way of compromise, shall be binding on Retrocessionaire. In addition, if Retrocedant refuses to pay a claim in full and a legal proceeding results, Retrocessionaire will be unconditionally bound by any settlement agreed to by Retrocedant or the adverse judgment of any court or arbitrator (which could include any judgment for bad faith, punitive damages, excess policy limit losses or extra contractual obligations) and Retrocedant may recover with respect to such settlements and judgments under this Agreement. Though Retrocedant will settle such claims and litigation in good faith, Retrocessionaire is bound to accept the settlements paid by Retrocedant and such settlements may be for amounts that could be greater than the amounts that would be agreed to by Retrocessionaire if Retrocessionaire were to settle such claims or litigation directly. It is the intent of this Agreement that Retrocessionaire shall in every case in which this Agreement applies and in the proportions specified herein, "follow the fortunes" of Retrocedant in respect of risks Retrocessionaire has accepted under this Agreement.

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9.    EXTRA CONTRACTUAL OBLIGATIONS

      In the event Retrocedant or Retrocessionaire is held liable to pay any punitive, exemplary, compensatory or consequential damages because of alleged or actual bad faith or negligence related to the handling of any claim under any Reinsurance Contract or otherwise in respect of such Reinsurance Contract, the parties shall be liable for such damages in proportion to their responsibility for the conduct giving rise to the damages. Such determination shall be made by Retrocedant and Retrocessionaire, acting jointly and in good faith, and in the event the parties are unable to reach agreement as to such determination, recourse shall be had to Article 15 hereof.

10.   ADMINISTRATION OF REINSURANCE CONTRACTS

10.1  ADMINISTRATION

      (A) The parties agree that, as of the Effective Time, Retrocedant shall have the sole authority to administer the Reinsurance Contracts in all respects, which authority shall include, but not be limited to, authority to bill for and collect premiums, adjust all claims and handle all disputes thereunder and to effect any and all amendments, commutations and cancellations of the Reinsurance Contracts, subject, however, in the case of administration of claims, to all claims handling guidelines provided in advance in writing by Retrocessionaire to Retrocedant. Retrocedant shall not, on its own, settle any claim, waive any right, defense, setoff or counterclaim relating to the Reinsurance Contracts with respect to amounts in excess of $500,000, and shall not amend, commute or terminate any of the Reinsurance Contracts without the prior written consent of Retrocessionaire, not to be unreasonably withheld.

      (B) Notwithstanding the foregoing, to the extent permitted by law Retrocessionaire may, at its discretion and at its own expense, assume the administration, defence and settlement of any claim upon prior written notice to Retrocedant. Upon receipt of such notice, Retrocedant shall not compromise, discharge or settle such claim except with the prior written consent of Retrocessionaire. Retrocessionaire shall not take any action in the administration of such claim that would reasonably be expected to adversely affect Retrocedant, its business or its reputation, without the prior written consent of Retrocedant. Subject to the terms of Article 9 hereof, Retrocessionaire shall indemnify Retrocedant for all Losses, including punitive, exemplary, compensatory or consequential damages arising from such assumption of the conduct of such settlement pursuant to Article 14 herein.

      (C) Upon the grant to Platinum Re UK Limited of the necessary authorisation to enable Platinum Re UK Limited lawfully to carry on insurance business as principal in the United Kingdom of the classes covered by this agreement, Retrocedant agrees with Retrocessionaire that it will enter into undertakings in the terms of sub-clauses (A) and (B) above with Platinum Re UK Limited,

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           subject only to Platinum Re UK Limited entering into undertakings in the same terms with Retrocedant.

10.2  REPORTING AND REGULATORY MATTERS

      Each party shall provide the notices and filings required to be made by it to relevant regulatory authorities as a result of this Agreement. Notwithstanding the foregoing, each party shall provide to the other party any information in its possession regarding the Reinsurance Contracts as reasonably required by the other party to make such filings and in a form as agreed to by the parties.

10.3  DUTY TO COOPERATE

      Upon the terms and subject to the conditions and other agreements set forth herein, each party agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary or advisable to perform the transactions contemplated by this Agreement.

10.4  COMMUNICATIONS RELATING TO THE REINSURANCE CONTRACTS

      Following the Effective Time, Retrocedant and Retrocessionaire shall each promptly forward to the other copies of all material notices and other written communications it receives relating to the Reinsurance Contracts (including, without limitation, all inquiries and complaints from relevant insurance regulators, brokers and other service providers and reinsureds and all notices of claims, suits and actions for which it receives service of process).

11.   REPORTS AND REMITTANCES

11.1  REPORT FROM RETROCEDANT

      Within thirty days following the end of each month, Retrocedant shall provide Retrocessionaire with a summary statement of account for the previous month showing all activity relating to each of the Reinsurance Contracts, including related administration costs and expenses incurred by Retrocedant, in the form set forth as Exhibit H hereto. The monthly statement of account shall also provide a breakdown of any amounts due to the Retrocedant or Retrocessionaire, as the case may be, as reimbursement for paid claims, premiums or other amounts due pursuant to the terms of this Agreement.

11.2  REMITTANCES

      Within five Business Days after delivery of each monthly report pursuant to Section 11.01, Retrocedant and Retrocessionaire shall settle all amounts then due under this Agreement for that month.

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11.3  LATE PAYMENTS

      Should any payment due to any party to this Agreement be received by such party after the due date for such payment under this Agreement, interest shall accrue from the date on which such payment was due until payment is received by the party entitled thereto, at an annual rate equal to the London Interbank Offered Rate quoted for six month periods as reported in The Wall Street Journal on the first Business Day of the month in which such payment first becomes due plus one hundred basis points (the "APPLICABLE RATE").

11.4  COST REIMBURSEMENT

      Retrocessionaire shall reimburse for its allocated share of all costs and expenses incurred by Retrocedant in administering the Reinsurance Contracts as set forth in Exhibit I hereto.

11.5  CURRENCY

      Premiums, losses and other items payable under this agreement in currencies other than Pounds Sterling, United States Dollars and Euros shall be converted into United States Dollars at the rate of exchange used by Retrocedant for the purposes of its own books and shall be included in the United States Dollar accounts hereunder.

12.   MAINTENANCE OF LICENCES

      Each of Retrocedant and Retrocessionaire hereby covenants to maintain at all times all licences and authorisations required to undertake the actions contemplated hereby.

13.   ACCESS TO RECORDS

13.1 From and after the Closing Date, Retrocedant shall afford to Retrocessionaire and its respective authorized accountants, counsel and other designated representatives (collectively, "Representatives") reasonable access (including using commercially reasonable best efforts to give access to Persons possessing information) during normal business hours to all data and information that is specifically described in writing (collectively, "Information") within the possession of Retrocedant relating to the liabilities transferred hereunder, insofar as such information is reasonably required by Retrocessionaire. Similarly, from and after the Closing Date, Retrocessionaire shall afford to Retrocedant, any Post-closing Subsidiary of Retrocedant and their respective Representatives reasonable access (including using commercially reasonable best efforts to give access to Persons possessing information) during normal business hours to Information within Retrocessionaire's possession relating to Retrocedant, insofar as such information is reasonably required by Retrocedant. Information may be requested under this Article 13 for, without limitation, audit, accounting, claims, litigation (other than any claims or litigation between the parties hereto) and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

13.2 From and after the Closing Date, Retrocessionaire and Retrocedant or their designated representatives may inspect, at the place where such records are located, any and all data and information that is specifically described in writing within the possession of the other party hereto reasonably relating to this Agreement, on reasonable prior notice and during normal business hours. The rights of the parties under this Article 13 shall survive termination of this Agreement and shall continue for as long as there may be liabilities under the Reinsurance Contracts or reporting or retention requirements under applicable law. In addition, each party shall have the right to take copies (including electronic copies) of any information held by the other party that reasonably relates to this Agreement or the Reinsurance Contracts. Each party shall, and shall cause its designated representatives to, treat and hold as confidential information any information it receives or obtains pursuant to this Article 13.

14.   INDEMNIFICATION

14.1  INDEMNIFICATION BY RETROCEDANT

      Retrocedant agrees to indemnify, defend and hold harmless Retrocessionaire, and its officers, directors and employees with respect to any and all Losses arising from any breach by Retrocedant of any representation, warranty or covenant herein. Retrocedant further agrees to indemnify, defend and hold harmless Retrocessionaire and its officers, directors and employees against any and all Losses arising out of Retrocedant's administration of the Reinsurance Contracts, including but not limited to extracontractual obligations, payments in excess of policy limits and settlements made in respect of any such claims to the extent arising from the gross negligence or wilful misconduct of Retrocedant except to the extent such actions are taken with the prior consent or direction of Retrocessionaire. Such indemnification obligations shall be limited to the aggregate of all fees paid to Retrocedant pursuant to
      Section 11.4 hereof.

14.2  INDEMNIFICATION BY RETROCESSIONAIRE

      Retrocessionaire agrees to indemnify, defend and hold harmless Retrocedant, and its officers, directors and employees with respect to any and all Losses arising from any breach by Retrocessionaire of any representation, warranty or covenant herein. Retrocessionaire further agrees to indemnify, defend and hold harmless Retrocedant and its officers, directors and employees against any and all Losses arising out of Retrocessionaire's administration of the Reinsurance Contracts, including but not limited to extracontractual obligations, payments in excess of policy limits and settlements made in respect of any such claims.

14.3  INDEMNIFICATION PROCEDURES

      (A) If a party seeking indemnification pursuant to this Article 14 (each, an "INDEMNITEE") receives notice or otherwise learns of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement or an Affiliate thereof, of any claim or of the commencement by any such Person of any Action (a "THIRD PARTY CLAIM") with respect to which the party from whom indemnification is sought (each, an "INDEMNIFYING PARTY") may be obligated to provide indemnification pursuant to this Section 14.1 or 14.2, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim; PROVIDED that the failure of any Indemnitee to give notice as provided in this
           Section 14.3 shall not relieve the Indemnifying Party of its obligations under this Article 14, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in as much detail as is reasonably possible and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

      (B) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within [30] days of the receipt of notice from an Indemnitee in accordance with
           Section 14.3(A) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article 14 for any legal or other expenses (except expenses approved in writing in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; PROVIDED that, if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in any Indemnitee's reasonable judgment a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such claim or if the Indemnifying Party shall have assumed responsibility for such claim with reservations or exceptions that would materially prejudice such Indemnitees, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all such Indemnitees reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Article 14, such Indemnitee may defend or (subject to the remainder of this Article
           14) seek to compromise or settle such Third Party Claim at the expense of the Indemnifying Party.

      (C) Neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, of a written release from all liability in respect to such Third Party Claim.

      (D) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the Indemnitee shall make available at reasonable times to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in a reasonable manner in the defense, settlement or compromise of such Third Party Claim.

      (E) Notwithstanding anything in this Article 14 to the contrary, neither an Indemnifying Party nor an Indemnitee may settle or compromise any claim over the objection of the other; PROVIDED that consent to settlement or compromise shall not be unreasonably withheld or delayed. If an Indemnifying Party notifies the Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) PLUS (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third Party Claim.

      (F) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

      (G) Except with respect to claims relating to actual fraud, the indemnification provisions set forth in this section are the sole and exclusive remedy of the parties hereto for any and all claims for indemnification under this Agreement.

14.4  SURVIVAL

      This Article 14 shall survive termination of this Agreement.

15.   ARBITRATION

15.1 All disputes and differences arising under or in connection with this Agreement shall be referred to arbitration under the Arbitration Rules of ARIAS (UK).

15.2 The Arbitration Tribunal shall consist of three arbitrators, one to be appointed by the claimant party, one to be appointed by the respondent party and the third to be appointed by the two appointed arbitrators.

15.3 The third member of the Tribunal shall be appointed as soon as practicable (and no later than 28 days) after the appointment of the two party-appointed arbitrators. The Tribunal shall be constituted upon the appointment of the third arbitrator.

15.4 The Arbitrators shall be persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance within the industry or as lawyers or other professional advisers serving the industry.

15.5 Where a party fails to appoint an arbitrator within 14 days of being called upon to do so or where the two party-appointed arbitrators fail to appoint a third within 28 days of their appointment, then upon application ARIAS (UK) will appoint an arbitrator to fill the vacancy. At any time prior to appointment by ARIAS (UK) the party or arbitrators in default may make such appointment.

15.6 The Tribunal may in its sole discretion make such orders and directions as it considers to be necessary for the final determination of the matters in dispute. The Tribunal shall have the widest discretion permitted under the law governing the arbitral procedure when making such orders or directions.

15.7  The seat of arbitration shall be London.

15.8 Each party shall bear the expense of its own arbitrator, and shall jointly and equally bear with the other the expense of the third arbitrator and of the arbitration unless otherwise directed by the arbitrators.

15.9 Arbitration shall not be a condition precedent to any right of action hereunder.

15.10 This Article 15 shall survive termination of this Agreement.

16.   INSOLVENCY

16.1 On the occurrence of an Insolvency Event in respect of Retrocedant, this reinsurance shall be payable directly to Retrocedant, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of Retrocedant without diminution because of the insolvency of Retrocedant or because the liquidator, receiver, conservator or statutory successor of Retrocedant has failed to pay all or a portion of any claim.

16.2 It is agreed, however, that the liquidator, receiver, conservator or statutory successor of Retrocedant shall give written notice to the Retrocessionaire of the pendency of a claim against Retrocedant indicating the Reinsurance Contract, which claim would involve a possible liability on the part of Retrocessionaire within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defence or defences that it may deem available to Retrocedant or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Retrocessionaire shall be chargeable, subject to the approval of the court, against Retrocedant as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to Retrocedant solely as a result of the defence undertaken by Retrocessionaire.

16.3 As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement, the reinsurance shall be payable as set forth above by Retrocessionaire to Retrocedant or to its liquidator, receiver, conservator or statutory successor, except (i) where the Reinsurance Contracts specifically provide another payee on the occurrence of an Insolvency Event in respect of Retrocedant, and (ii) where Retrocessionaire, with the consent of the reinsured or reinsureds under the Reinsurance Contracts, has assumed such Reinsurance Contract obligations of Retrocedant as direct obligations of Retrocessionaire to the payees under such Reinsurance Contracts and in substitution for the obligations of the Retrocedant to such payees.

16.4  For the purposes of this Article 16, an Insolvency Event shall occur if:

      (A) (i) a winding up petition is presented in respect of Retrocedant or a provisional liquidator is appointed over it or if Retrocedant goes into administration, administrative receivership or receivership or if Retrocedant has a scheme of arrangement or voluntary arrangement proposed in relation to all or any part of its affairs; or

           (ii) Retrocedant goes into compulsory or voluntary liquidation;

           or, in each case, if Retrocedant becomes subject to any other similar insolvency process (whether under the laws of England and Wales or elsewhere); and

      (B) Retrocedant is unable to pay its debts as and when they fall due within the meaning of section 123 of the Insolvency Act 1986 (or any statutory amendment or re-enactment of that section).

17.   OFFSET

      Retrocedant and Retrocessionaire shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right at any time whether the balances due are on account of premiums, losses or otherwise.

18.   ERRORS AND OMISSIONS

      Any inadvertent delay, omission, error or failure shall not relieve either party hereto from any liability which would attach hereunder if such delay, omission, error or failure had not been made, provided such delay, omission, error or failure is rectified as soon as reasonably practicable upon discovery.

19.   SECURITY

19.1 Retrocessionaire shall establish and maintain a trust fund for the benefit of Retrocedant as security for the obligations of Retrocessionaire under this Agreement. The trust fund shall be in a form reasonably satisfactory to Retrocedant and shall comply with such requirements (if any) as may be laid down by the Financial Services Authority.

19.2 At the Closing Date, Retrocessionaire shall deposit qualifying assets into the trust account equal to all payments and proceeds received by Retrocessionaire in respect of the Reinsurance Contracts, including but not limited to assets related to transferred reserves, premium payments, reinsurance recoverables and other payments. As of the end of each calendar quarter, Retrocessionaire shall calculate the balance of the trust fund and the aggregate loss, loss adjustment expense reserves, unearned premium reserves, ceding commission and other reserves related to the Reinsurance Contracts as reported in the statutory financial statements filed by Retrocessionaire with the Maryland Insurance Commission for such quarter and shall provide such calculation to Retrocedant within five days of the filing of such statutory financial statements with the Maryland Insurance Commission. If the balance of the trust fund is less than the aggregate of the related reserves, Retrocessionaire promptly shall deposit sufficient qualifying assets to cause the balance of the trust fund to equal at least one hundred percent (100%) of such aggregate reserves. If the balance of the trust fund is greater than the aggregate of the related reserves, Retrocessionaire may withdraw assets equal to the amount of such excess.

19.3 Upon receipt of the quarterly calculation from Retrocessionaire, Retrocedant shall have the right to reasonably object to such calculation and to offer a reasonable proposal for reserve amounts. If the parties in good faith are not able to resolve the disagreement within [two weeks] of Retrocedant's indication of disagreement, the parties shall mutually agree upon an independent actuarial firm to determine an appropriate level of aggregate reserves with respect to the Reinsurance Contracts, such level to be no more than the amount proposed by Retrocedant and no less than the amount reported by Retrocessionaire, and both parties agree to be bound by such determination.

19.4 Retrocessionaire shall retain the investment discretion with respect to the assets in the trust, provided, however, that all assets held in the trust shall qualify as admissible assets for United Kingdom regulatory purposes.

19.5 Retrocessionaire shall be permitted to liquidate the trust at the earlier of (i) such time as Retrocessionaire's obligations under this Agreement have been met or are terminated or waived or (ii) the reserves so reported by Retrocessionaire do not exceed $- million as of two successive calendar year ends.

19.6 Retrocedant shall bear the costs and expenses of the trustee relating to the trust.

20.   MISCELLANEOUS PROVISIONS

20.1  SEVERABILITY.

      If any term or provision of this Agreement shall be held void, illegal, or unenforceable, the validity of the remaining portions or provisions shall not be affected thereby.

20.2  SUCCESSORS AND ASSIGNS.

      This Agreement may not be assigned by either party without the prior written consent of the other. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns as permitted herein.

20.3  THIRD PARTY RIGHTS

      (A) Article 14 confers a benefit on the officers, directors and employees of Retrocedant and of Retrocessionaire (the "THIRD PARTIES") and, subject to the remaining provisions of this sub-section 20.10, is intended to be enforceable by the Third Parties by virtue of the Contracts (Rights of Third Parties) Act 1999.

      (B) The parties to this Agreement do not intend that any term of this Agreement, apart from Article 14, should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

      (C) Notwithstanding the provisions of sub-section 20.10(A) above, this Agreement may be rescinded or varied in any way and at any time by the parties to this Agreement without the consent of any or all of the Third Parties.

20.4  EQUITABLE RELIEF

      Each party hereto acknowledges that if it or its employees or agents violate the terms of this Agreement, the other party will not have an adequate remedy at law. In the event of such a violation, the other party shall have the right, in addition to any other rights that may be available to it, to obtain in any court of competent jurisdiction injunctive relief to restrain any such violation and to compel specific performance of the provisions of this Agreement. The seeking or obtaining of such injunctive relief shall not foreclose or limit in any way relief against either party hereto for any monetary damage arising out of such violation.

20.5  EXECUTION IN COUNTERPARTS

      This Agreement may be executed by the parties hereto in any number of counterparts and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

20.6  NOTICES.

      All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed), or by facsimile (with transmission confirmed), or by certified mail, postage prepaid and return receipt requested, addressed as follows (or to such other address as a party may designate by written notice to the others) and shall be deemed given on the date on which such notice is received:

      If to Retrocedant:
      [            ]
      Facsimile: [ NO.     ]
      Attention: [TITLE]

      If to Retrocessionaire:
      [            ]
      Facsimile: [ NO.     ]
      Attention: [TITLE]

20.7  WIRE TRANSFER.

      All settlements in accordance with this Agreement shall be made by wire transfer of immediately available funds on the due date, or if such day is not a Business Day, on the next day which is a Business Day, pursuant to the following wire transfer instructions: [ ]. Payment may be made by cheque payable in immediately available funds in the event the party entitled to receive payment has failed to provide wire transfer instructions.

20.8  HEADINGS

      Headings used herein are not a part of this Agreement and shall not affect the terms hereof.

20.9  FURTHER ASSURANCES.

      Each of the parties shall from time to time, on being reasonably requested to do so by the other party to this Agreement, do such acts and/or execute such documents in a form reasonably satisfactory to the party concerned as may be necessary to give full effect to this Agreement and securing to that party the full benefit of the rights, powers and remedies conferred upon it by this Agreement.

20.10 AMENDMENTS; ENTIRE AGREEMENT

      This Agreement may be amended only by written agreement of the parties. This Agreement, together with the Formation and Separation Agreement, supersedes all prior discussions and written and oral agreements and constitutes the sole and entire agreement between the parties with respect to the subject matter hereof.

20.11 GOVERNING LAW

      This Agreement shall be governed by English law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorised representatives as of the date first above written.

                                             ST PAUL REINSURANCE COMPANY
                                             LIMITED

                                             By
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             PLATINUM UNDERWRITERS
                                             REINSURANCE INC.

                                             By
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                   EXHIBIT A-1

                            LIST OF INCLUDED CLASSES

                LONDON CLASSES                           LONDON CLASSES
                                                             NA NT 1999
L06              N. AM MED MAL            L89     [SHOULD THIS BE IN EXHIBIT B1?]

L08          N AM CASUALTY TREATY         L40           N AM MOTOR PRO RATA

L11                N. AM CAT              L41              N AM MOTOR XL

L17            N AM PROPERTY P-R          L43            N AM GL PRO RATA

L18         N AM PROPERTY PER RISK        L44               N AM GL XL

L74               MED MAL PR              L48               N AM PI XL

L91               N. AM CROP              L63            N AM PI PRO RATA

L21            INT'L MARINE P-R           B21           BRUSSELS MARINE PR

L23           INT'L PROPERTY P-R          B23       BRUSSELS INT'L PROPERTY P-R

L24         INT'L PROPERTY PER RISK       B24    BRUSSELS INT'L PROPERTY PER RISK

L25                INT'L CAT              B25           BRUSSELS INT'L CAT

L26             INT'L MOTOR XS            B26           BRUSSES INT'L MOTOR

                        LONDON CLASSES
                    BRUSSELS NON TRADITIONAL
B88             [SHOULD THIS BE IN EXHIBIT B1?]

M21                   MUNICH - MARINE PR

M23              MUNICH - INT'L PROPERTY P-R

M24            MUNICH - INT'L PROPERTY PER RISK

M25                   MUNICH - INT'L CAT

M26                  MUNICH - INT'L MOTOR

M27                 MUNICH - INT'L LIAB XS

M32                MUNICH - INT'L MARINE XS

M34            MUNICH INT'L LIABILITY PRO RATA

M55      MUNICH INT'L PROPORTIONAL PERSONAL ACCIDENT

M60   MUNICH INTERNATIONAL MOTOR PRO RATA TREATY (MAPD)

M61    MUNICH INTERNATIONAL ENGINEERING PRO RATA TREATY

                                      A-1-1

L27         INT'L CASUALTY EXCESS        B27         BRUSSELS INT'L LIAB XS             M62       MUNICH INTERNATIONAL ENGINEERING
                                                                                                            EXCESS TREATY

L32            INT'L MARINE XL           B32        BRUSSELS INT'L MARINE XS            LL1        L1 GTR SCALEBACK EUROPE CLASS 1

L33   U.K. PROPERTY PROPORTIONAL TREATY  B34         BRUSSELS INT'L LIAB PR             LL2        L2 GTR SCALEBACK EUROPE CLASS 2

L34          INT'L CASUALTY P-R          B55     BRUSSELS INT'L PERSONAL ACC P-R        LL3        L3 GTR SCALEBACK EUROPE CLASS 3

L79              SATELITE XS             B60  BRUSSELS INT MOTOR PHYSICAL DAMAGE PR     LL5        L5 GTR SCALEBACK EUROPE CLASS 5

L80       INT'L MOTOR LIABILITY PR       B61         BRUSSELS ENGINEERING PR            LF1        F1 GTR SCALEBACK EUROPE CLASS 1
                 INT'L NT 1999

L88    [SHOULD THIS BE IN EXHIBIT B1?]   B62         BRUSSELS ENGINEERING XL            LF2        F2 GTR SCALEBACK EUROPE CLASS 2

                                         B80         BRUSSELS MOTOR PRO RATA            LF3        F3 GTR SCALEBACK EUROPE CLASS 3

                                                                                        LF5        F5 GTR SCALEBACK EUROPE CLASS 5

                                      A-1-2

                                   EXHIBIT A-2

                            THE REINSURANCE CONTRACTS

                                      A-2-1

                                   EXHIBIT B-1

                            LIST OF EXCLUDED CLASSES

The following business is to be excluded from transfer.

                             LONDON CLASSES                                         LONDON CLASSES
       L12                     N. AM PROF                   B57             BRUSSELS NON-MARINE FAC EXCESS

       L13                     INTL PROF                    B58              BRUSSELS MARINE FAC PRO RATA

       L14                 NA PROPERTY BINDERS              B59               BRUSSELS MARINE FAC EXCESS

       L98                U.S. RUN-OFF BUSINESS             B67                  BRUSSELS SATTELITE PR

       L20                   LMX/RETRO PROP                 B77       BRUSSELS AVIATION LIABILITY PRO RATA TREATY

       L22                   LMX/RETRO CAS                  B78         BRUSSELS AVIATION HULL PRO RATA TREATY

       L30                    N AM CAS E&S                  B90               BRUSSELS FIN LINES PRO RATA

       L31                  N AM BINDERS CAS                M97              MUNICH INT'L RUN-OFF BUSINESS

       L15                      AVIATION                    LL4
                                                                            L4 GTR SCALEBACK EUROPE CLASS 4

                                      B-1-1

                                                                            [SHOULD THIS BE IN EXHIBIT A1?]

                                                                            F4 GTR SCALEBACK EUROPE CLASS 4
       L19                    INT'L CREDIT                  LF4             [SHOULD THIS BE IN EXHIBIT A1?]

       L35                FINANCIAL LONG TAIL

       L67                     SATTELITE

       R21                   MARINE RUNOFF

       R22                CASUALTY RETRO RUNOF

       L97                INT PROPERTY RUNOFF

       L98                 NA CASUALTY RUNOFF

       B36       BRUSSELS FINANCIAL LINES SHORT TAIL PR

       B37       BRUSSELS FINANCIAL LINES SHORT TAIL XL

       B56          BRUSSELS NON-MARINE FAC PRO RATA

* NEED TO ADD AVIATION PRO RATA

                                      B-1-2

                                   EXHIBIT B-2

                             THE EXCLUDED CONTRACTS

                                      B-2-1

                                    EXHIBIT C

                           ADJUSTMENT OF LOSS RESERVES

Reserves to be transferred to Retrocessionaire shall include loss and loss adjustment expense reserves, including incurred but not reported loss and loss adjustment expense reserves, and ceding commission reserves as of the Effective Time with respect to the Reinsurance Contracts net of retrocessional recoverables under the Inuring Retrocessions. "Ceding commission reserves" shall equal reserves for estimated contingent commissions, profit commissions and sliding-scale commissions. (1)

----------
(1) To be confirmed by St. Paul.

                                    EXHIBIT D

                              INURING RETROCESSIONS

            [To be provided by St. Paul Reinsurance Company Limited]

                                    EXHIBIT E

                            ALLOCATION OF RECOVERIES

1. Recoveries available under an Inuring Retrocession shall be allocated between the parties in proportion to the losses otherwise recoverable.

2. Any and all loss recoveries and premium adjustments resulting from triggering the 2002 Holborn cover will be allocated between St. Paul Companies and Platinum Re based on variance from plan and in accordance with the existing methodology shown below.

      Variance from plan at an underwriting year level will be the basis for the allocation. The 2000, 2001 and 2002 underwriting year plan loss ratios associated with the 2002 calendar year plan loss ratio will be compared to indicated ultimate loss ratios for the same underwriting years. These indicated ultimate loss ratios are the same ones used to determine if the Holborn cover has been triggered. The 2002 underwriting year must be segmented into three pieces. Namely, that business written on Fire and Marine paper and subject to transfer, that written on Fire and Marine paper and not subject to transfer and that written on Platinum Re paper. The distinction is warranted as the cession to Platinum Re will be net of the Holborn cover. The variance in loss ratio by underwriting year will be multiplied by the respective underwriting year's EP component in the 2002 calendar year. This is the same EP by underwriting year that was used to calculate the total 2002 Holborn Year's EP. This dollar variance will be the basis for determining the distribution to be applied to the total loss recovery and AP. It is in this manner that the total loss recovery and AP attributable to the 2002 Holborn Year will be allocated to underwriting year. To the extent that the recoveries and AP's have been allocated to the 2000 and 2001 underwriting year's they will be afforded to St. Paul Companies. Similarly, the allocation to that part of the 2002 underwriting year pertaining to non-transferred business will also be realized by St. Paul Companies. The allocation pertaining to business written on St Paul paper and transferred will be used in determining the net transferred business that will be ceded to Platinum Re. The remaining allocation associated with 2002 underwriting year business written on Platinum Re paper will inure to the benefit of Platinum Re directly. The margin for the 2002 Holborn cover will be distributed based on earned premium and allocated between St Paul Companies and Platinum Re by underwriting year.

                                    EXHIBIT F

                      ALLOCATION OF RETROCESSIONAL PREMIUMS

1. Ceded premium will be allocated to cedant and underwriting year in proportion to the earned subject premium. Ceding commission will be allocated in the same manner.

2. Any and all loss recoveries and premium adjustments resulting from triggering the 2002 Holborn cover will be allocated between St. Paul Companies and Platinum Re based on variance from plan and in accordance with the existing methodology shown below.

      Variance from plan at an underwriting year level will be the basis for the allocation. The 2000, 2001 and 2002 underwriting year plan loss ratios associated with the 2002 calendar year plan loss ratio will be compared to indicated ultimate loss ratios for the same underwriting years. These indicated ultimate loss ratios are the same ones used to determine if the Holborn cover has been triggered. The 2002 underwriting year must be segmented into three pieces. Namely, that business written on Fire and Marine paper and subject to transfer, that written on Fire and Marine paper and not subject to transfer and that written on Platinum Re paper. The distinction is warranted as the cession to Platinum Re will be net of the Holborn cover. The variance in loss ratio by underwriting year will be multiplied by the respective underwriting year's EP component in the 2002 calendar year. This is the same EP by underwriting year that was used to calculate the total 2002 Holborn Year's EP. This dollar variance will be the basis for determining the distribution to be applied to the total loss recovery and AP. It is in this manner that the total loss recovery and AP attributable to the 2002 Holborn Year will be allocated to underwriting year. To the extent that the recoveries and AP's have been allocated to the 2000 and 2001 underwriting year's they will be afforded to St. Paul Companies. Similarly, the allocation to that part of the 2002 underwriting year pertaining to non-transferred business will also be realized by St. Paul Companies. The allocation pertaining to business written on St Paul paper and transferred will be used in determining the net transferred business that will be ceded to Platinum Re. The remaining allocation associated with 2002 underwriting year business written on Platinum Re paper will inure to the benefit of Platinum Re directly. The margin for the 2002 Holborn cover will be distributed based on earned premium and allocated between St Paul Companies and Platinum Re by underwriting year.

3. The $10 million of premium payable for 2002 under the Workers Compensation $50 million excess of $75 million Payback Retrocession Contract will be split $1 million for Platinum and $9 million for St. Paul. Such contract has a feature that states that for certain unfavorable experience on the Whole Account Stop Loss Cover the premium on this cover could reduce by as much as $9 million. In this event the reduction in ceded premium would benefit the St. Paul exclusively. The Platinum share would remain at $1 million.

      The contract has a feature that allows the Retrocessionaire to renew the cover if it is in a loss position. In this event the subsequent years' premium will be split in proportion to the losses incurred to the cover.

                                    EXHIBIT G

                              ALLOCATION OF LIMITS

Available limits under an Inuring Retrocession shall be allocated between the Parties in proportion to the losses otherwise recoverable.

                                    EXHIBIT H

                          FORM OF RETROCEDANT'S REPORT

                          [TBD]

                                    EXHIBIT I

                      ALLOCATION OF ADMINISTRATIVE EXPENSES

Retrocessionaire shall pay to Retrocedant the "actual cost" to Retrocedant (which shall consist of Retrocedant's direct and reasonable indirect costs in administering the Reinsurance Contracts), as certified in good faith by Retrocedant. For greater certainty, the parties agree that "actual cost" will include any incremental and out-of-pocket costs incurred by Retrocedant in connection with the administration services provided hereunder, including the conversion, acquisition and disposition cost of software and equipment acquired for the purposes of providing the services and the cost of establishing requisite systems and data feeds and hiring necessary personnel.

No later than 30 days following the last day of each calendar quarter, Retrocedant shall provide Retrocessionaire with a report setting forth an itemised list of the services provided to Retrocessionaire during such last calendar quarter, in a form agreed by the parties. Retrocessionaire shall promptly (and in no event later than 30 days after receipt of such report, unless Retrocessionaire is contesting the amount set forth in the report in good faith) pay to Retrocedant by wire transfer of immediately available funds all amounts payable as set forth in such report. Each party shall pay all taxes for which it is the primary obligor as a result of the provision of any service under this Agreement, provided that Retrocessionaire shall be solely responsible for, and shall reimburse Retrocedant in respect of, any sales, gross receipts, value added or transfer tax payable with respect to the provision of any service under this Agreement, and any such reimbursement obligation shall be in addition to Retrocessionaire's obligation to pay for such service.